                                                                    EXHIBIT 99.3

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

     The following unaudited pro forma combined financial statements give effect to the proposed acquisition by Pulitzer Publishing Company ("Pulitzer" or the "Company") of all of the issued and outstanding common stock of Scripps League Newspapers, Inc. ("SLN") pursuant to the Purchase Agreement dated May 4, 1996. This transaction is expected to close on July 1, 1996 and will be accounted for as a purchase.

     The unaudited pro forma combined statement of financial position combines the historical balance sheets of the Company and SLN as of March 31, 1996, assuming that the proposed acquisition of SLN occurred as of that date. The unaudited pro forma combined statements of income have been prepared assuming that the proposed acquisition occurred as of the beginning of the periods presented. The unaudited combined statements of income reflect the historical results of operations for the Company and SLN for their respective 1995 fiscal years and first three months of calendar 1996. The Company's 1995 fiscal year ended on December 31 while SLN's 1995 fiscal year ended on September 30.

     The unaudited pro forma combined financial statements give effect to certain pro forma adjustments which are described in the accompanying notes. These statements have been prepared based on preliminary estimates of the final purchase price and the allocation thereof to the fair value of assets acquired. Certain nonrecurring amounts, which principally include legal fees (related to negotiating a purchase contract), have not been included in the unaudited pro forma combined financial statements. These nonrecurring acquisition costs are not expected to be significant and will be capitalized as part of the final purchase price. The Company does not anticipate that any additional nonrecurring operating costs of the combined entity, which are not reflected in the unaudited pro forma combined statements of income, will be significant. Finally, the unaudited pro forma combined financial statements do not reflect any projected cost savings which may result from the proposed acquisition.

     The unaudited pro forma financial information is not necessarily indicative either of the results of operations which would have occurred had the acquisition been completed as of the beginning of the periods presented or of the Company's future results of operations or financial position. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company, included in its 1995 Annual Report on Form 10-K and 1996 First Quarter Report on Form 10-Q, and the historical consolidated financial statements of SLN, included in Item 7(a) of this Form 8-K.

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

               PRO FORMA COMBINED STATEMENT OF FINANCIAL POSITION
                                 MARCH 31, 1996
                           (IN THOUSANDS; UNAUDITED)

                                                                    PRO FORMA ADJUSTMENTS
                                                                  -------------------------
                                                                   EXCLUDED     ACQUISITION
                                           PULITZER      SLN      PROPERTIES    ADJUSTMENTS
                                            NOTE 1     NOTE 1       NOTE 2        NOTE 3         PRO FORMA
                                           --------    -------    ----------    -----------      ---------
                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............   $112,569    $ 3,784     $    (82)     $ (80,237)(a)   $  37,082
                                                                                    15,507(d)
                                                                                   (14,459)(e)
  Trade accounts receivable -- net......     59,885      5,978         (203)                        65,660
  Other.................................     19,820      2,433           10                         22,263
                                           --------    -------     --------      ---------       ---------
       Total current assets.............    192,274     12,195         (275)       (79,189)        125,005
PROPERTIES -- NET.......................    118,983     15,330       (2,904)        34,349(b)      165,758
INTANGIBLES -- NET......................    115,566      8,791         (173)        26,500(b)      301,414
                                                                                   150,730(g)
RECEIVABLE FROM THE HERALD COMPANY......     42,918                                                 42,918
DEFERRED INCOME TAX ASSET (LIABILITY)...     16,508      1,249           25        (23,731)(c)      (5,949)
OTHER ASSETS............................     15,492     15,733          (10)       (15,507)(d)      15,708
                                           --------    -------     --------      ---------       ---------
       TOTAL............................   $501,741    $53,298     $ (3,337)     $  93,152       $ 644,854
                                           ========    =======     ========      =========       =========
            LIABILITIES AND
          STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt.....   $ 14,250    $   307     $     (3)     $      --       $  14,554
  Other.................................     44,298      6,178         (442)                        50,034
                                           --------    -------     --------                      ---------
       Total current liabilities........     58,548      6,485         (445)                        64,588
                                           --------    -------     --------                      ---------
LONG-TERM DEBT..........................    114,500      2,073                     135,000(a)      251,573
                                           --------    -------                   ---------       ---------
POSTRETIREMENT AND POST-EMPLOYMENT
  BENEFIT OBLIGATIONS...................     93,334                                                 93,334
                                           --------                                              ---------
OTHER LONG-TERM LIABILITIES.............     30,766      1,722          (18)        (1,704)(e)      30,766
                                           --------    -------     --------      ---------       ---------
STOCKHOLDERS' EQUITY:
  Common stock..........................         47        270                        (270)(f)          47
  Class B common stock..................        205                                                    205
  Additional paid-in capital............    126,036         57                         (57)(f)     126,036
  Retained earnings.....................    266,141     42,691       (2,874)       (39,817)(f)     266,141
  Treasury stock........................   (187,836)                                              (187,836)
                                           --------    -------     --------      ---------       ---------
       Total stockholders' equity.......    204,593     43,018       (2,874)       (40,144)        204,593
                                           --------    -------     --------      ---------       ---------
       TOTAL............................   $501,741    $53,298     $ (3,337)     $  93,152       $ 644,854
                                           ========    =======     ========      =========       =========

             See notes to unaudited pro forma financial statements.

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
           (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)

                                                                    PRO FORMA ADJUSTMENTS
                                                                  -------------------------
                                                                   EXCLUDED     ACQUISITION
                                           PULITZER      SLN      PROPERTIES    ADJUSTMENTS      PRO FORMA
                                            NOTE 1     NOTE 1       NOTE 2        NOTE 4          NOTE 5
                                           --------    -------    ----------    -----------      ---------
OPERATING REVENUES -- NET...............   $472,327    $65,793     $ (1,382)     $      --       $ 536,738
                                           --------    -------     --------      ---------       ---------
OPERATING EXPENSES:
  Operations............................    190,013     46,085       (3,167)                       232,931
  Selling, general and administrative...    155,996      9,310       (1,215)        (3,240)(a)     160,851
  St. Louis Agency adjustment...........     12,502                                                 12,502
  Depreciation and amortization.........     27,150      2,791         (672)        (2,119)(b)      36,398
                                                                                     9,248(c)
                                           --------    -------     --------      ---------       ---------
       Total operating expenses.........    385,661     58,186       (5,054)         3,889         442,682
                                           --------    -------     --------      ---------       ---------
OPERATING INCOME........................     86,666      7,607        3,672         (3,889)         94,056
INTEREST EXPENSE........................    (10,171)      (148)                     (9,743)(d)     (20,062)
OTHER INCOME (EXPENSE) NET..............      2,873     (2,655)        (368)        (5,285)(e)      (4,942)
                                                                                       493(f)
                                           --------    -------     --------      ---------       ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................     79,368      4,804        3,304        (18,424)         69,052
PROVISION FOR INCOME TAXES (BENEFIT)....     30,046      2,764        1,050         (5,352)(g)      28,508
                                           --------    -------     --------      ---------       ---------
NET INCOME (LOSS).......................   $ 49,322    $ 2,040     $  2,254      $ (13,072)      $  40,544
                                           ========    =======     ========      =========       =========
EARNINGS PER SHARE OF STOCK (common and
  Class B common):......................   $   3.02                                              $    2.48
                                           ========                                              =========
WEIGHTED AVERAGE NUMBER OF SHARES
  (common and Class B common)
  OUTSTANDING...........................     16,350                                                 16,350
                                           ========                                              =========

             See notes to unaudited pro forma financial statements.

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1996
           (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)

                                                                     PRO FORMA ADJUSTMENTS
                                                                   -------------------------
                                                                    EXCLUDED     ACQUISITION
                                            PULITZER      SLN      PROPERTIES    ADJUSTMENTS      PRO FORMA
                                             NOTE 1     NOTE 1       NOTE 2        NOTE 4          NOTE 5
                                            --------    -------    ----------    -----------      ---------
OPERATING REVENUES -- NET................   $115,706    $16,301     $   (517)      $    --        $ 131,490
                                            --------    --------    --------       -------        ---------
OPERATING EXPENSES:
  Operations.............................     49,209     11,960         (729)                        60,440
  Selling, general and administrative....     39,492      2,392         (391)         (854)(a)       40,639
  St. Louis Agency adjustment............      1,758                                                  1,758
  Depreciation and amortization..........      6,741        579          (61)         (518)(b)        9,053
                                                                                     2,312(c)
                                            --------    --------    --------       -------        ---------
       Total operating expenses..........     97,200     14,931       (1,181)          940          111,890
                                            --------    --------    --------       -------        ---------
OPERATING INCOME.........................     18,506      1,370          664          (940)          19,600
INTEREST EXPENSE.........................     (2,389)       (44)                    (2,436)(d)       (4,869)
OTHER INCOME (EXPENSE) NET...............        720        274          (90)       (1,229)(e)         (249)
                                                                                        76(f)
                                            --------    --------    --------       -------        ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..................................     16,837      1,600          574        (4,529)          14,482
PROVISION FOR INCOME TAXES (BENEFIT).....      6,596        602          236        (1,308)(g)        6,126
                                            --------    --------    --------       -------        ---------
NET INCOME (LOSS)........................   $ 10,241    $   998     $    338       $(3,221)       $   8,356
                                            ========    ========    ========       =======        =========
EARNINGS PER SHARE OF STOCK
  (common and Class B common):...........   $   0.62                                              $    0.51
                                            ========                                              =========
WEIGHTED AVERAGE NUMBER OF SHARES (common
  and Class B common) OUTSTANDING........     16,398                                                 16,398
                                            ========                                              =========

             See notes to unaudited pro forma financial statements.

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
       YEAR ENDED DECEMBER 31, 1995 AND THREE MONTHS ENDED MARCH 31, 1996

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma combined statement of financial position is based on the historical balance sheets of Pulitzer Publishing Company ("Pulitzer" or the "Company") and Scripps League Newspapers, Inc. ("SLN") as of March 31, 1996, assuming that the acquisition occurred as of March 31, 1996.

     The unaudited pro forma combined statements of income assume that the transaction occurred as of the beginning of the period presented. The unaudited pro forma combined statements of income reflect Pulitzer's historical results of operations for the year ended December 31, 1995 and for the three month period ended March 31, 1996. The unaudited pro forma condensed combined statements of income reflect SLN's historical results of operations for the year ended September 30, 1995 and for the three month period ended March 31, 1996. As a result of the different fiscal year end dates for Pulitzer and SLN, SLN's historical results of operations for the three month period ended December 31, 1995 have not been included in either of the unaudited pro forma combined statements of income presented herein. For the three month period ended December 31, 1995, SLN had consolidated revenue and net income of $17.4 million and $500,000, respectively. For comparability, certain SLN amounts have been reclassified from their presentation in Item 7(a) of this Report on Form 8-K to conform with Pulitzer's presentation.

     The Company believes that the assumptions used in preparing the unaudited pro forma combined financial statements provide a reasonable basis for presenting all of the significant effects of the proposed acquisition (other than any projected cost savings, nonrecurring charges directly attributable to the acquisition and nonrecurring operating charges that will result from combining operations), and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma combined financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS FOR EXCLUDED PROPERTIES

     The purchase agreement for the acquisition of SLN excludes several properties which do not operate in the newspaper industry. In addition, the agreement also provides for the possible exclusion of up to five specific newspaper properties based upon various conditions of the contract. Approximately $10 million of the $215 million contract price has been individually assigned to these five newspaper properties in the event one or more are excluded from the acquisition. As of the current date, it appears likely that only one of the newspaper properties will be excluded from the acquisition. The pro forma adjustments for excluded properties eliminate the financial statement amounts for all of the non-newspaper properties and the one newspaper property currently assumed to be excluded.

NOTE 3. PRO FORMA ACQUISITION ADJUSTMENTS TO STATEMENT OF FINANCIAL POSITION

     Pro forma adjustments to the unaudited combined statement of financial position are made to reflect the following:

     (a) Adjustments record the financing of the estimated net purchase price of approximately $215 million. The estimated purchase price was calculated based upon the contract price of $215 million and estimated adjustments for cash, working capital, long-term debt, minority interest buy-outs and excluded newspaper properties, as defined in the purchase agreement. The final net purchase price will differ from the estimate depending on the actual number of newspapers acquired and actual closing date balances of the adjustment items.

     (b) Adjustments record the fixed assets and identifiable intangible assets of SLN at their estimated fair value at the acquisition date. The following purchase price allocation to fixed and intangible assets is based

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- CONTINUED

upon the preliminary valuation of an independent appraisal performed on a property-by-property basis (in thousands):

        Land................................................................   $ 4,000
        Buildings...........................................................    11,250
        Machinery and equipment.............................................    31,525
                                                                               -------
             Total properties...............................................    46,775
        Identifiable intangibles (primarily customer lists).................    26,500
                                                                               -------
                                                                               $73,275
                                                                               =======

     The preliminary allocation to fixed assets and identifiable intangibles is subject to change pending the completion of all procedures related to the independent appraisal. The Company expects the allocation to be finalized by the end of 1996.

     (c) Adjustment records the deferred tax liability on the step-up of fixed assets and identifiable intangible assets, using the Company's combined federal and state tax rate of 39 percent.

     (d) Adjustments record the sale of SLN's investment in municipal bonds, carried at fair market value on the historical financial statements, as required by the purchase agreement (prior to the closing date).

     (e) Adjustments eliminate SLN's liability for minority interests and record the purchase of all minority owned shares, as required by the purchase agreement (prior to the closing date).

     (f) Adjustments eliminate the stockholders' equity accounts of SLN, as required by the purchase method of accounting.

     (g) Adjustment records the excess of acquisition cost over the fair value of assets acquired (goodwill), computed as follows (in thousands):

        Estimated purchase price...........................................   $215,237
        Working capital....................................................     (6,928)
        Fixed assets and identifiable intangibles..........................    (73,275)
        Other assets.......................................................       (216)
        Net deferred income tax liability..................................     22,457
        Long-term debt.....................................................      2,073
                                                                              --------
        Residual to record as goodwill.....................................    159,348
        SLN historical goodwill............................................     (8,618)
                                                                              --------
        Pro forma adjustment...............................................   $150,730
                                                                              ========

NOTE 4. PRO FORMA ACQUISITION ADJUSTMENTS TO STATEMENTS OF INCOME

     Pro forma adjustments to the unaudited combined statements of income are made to reflect the following:

     (a) Adjustment reduces operating expenses for the elimination of certain SLN senior management salaries and director fees, as required by the purchase agreement (prior to the closing date).

     (b) Adjustment eliminates SLN's historical depreciation and amortization expense.

     (c) Adjustment records depreciation and amortization expense based on estimated fair market values of SLN's fixed and intangible assets (see Notes 3
(b) and 3 (g)). Depreciation expense has been computed using the straight-line method and based on estimated useful lives ranging from 3 to 35 years. Amortization

                          PULITZER PUBLISHING COMPANY
                                AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS -- CONTINUED

expense for identifiable intangibles and goodwill has been computed based on estimated useful lives ranging from 12 to 40 years.

     (d) Adjustment records additional interest expense on long-term borrowings used to partially finance the acquisition of SLN (see Note 3 (a)). Interest expense on assumed fixed rate borrowings of $85 million was computed using a rate of 7.92 percent while interest expense on assumed variable rate borrowings of $50 million was computed using a rate of 6.03 percent. Interest rates were computed based upon the terms of letter agreements the Company has with an institutional lender and a bank and current market conditions.

     (e) Adjustment reduces interest income for a decline in pro forma combined cash balances due to acquisition financing (see Note 3 (a)) and the purchase of minority owned shares of stock (see Note 3 (e)). The adjustment was computed based upon an average return on short-term cash investments of 5.6 percent and
5.2 percent for the year ended December 31, 1995 and three month period ended March 31, 1996, respectively.

     (f) Adjustment eliminates minority interest expense due to the purchase of all outstanding minority owned shares of SLN (see Note 3 (e)).

     (g) Adjustment records the income tax effect of pro forma acquisition adjustments. The effective tax rate on pro forma combined income before taxes differs from the Company's statutory tax rate of 35 percent due primarily to non-deductible goodwill and state income taxes.

NOTE 5. NONRECURRING EXPENSES

     During the year ended September 30, 1995, SLN made charitable contributions of approximately $3.5 million. These contributions are reflected in "Net Other Income (Expense)" in SLN's condensed historical statement of income, included in the unaudited pro forma combined statement of income for the year ended December 31, 1995. The after-tax impact of these charitable contributions on SLN's net income for the year ended September 30, 1995 was approximately $3.1 million.

     During the year ended September 30, 1995, SLN incurred nonrecurring legal costs of approximately $1.4 million. These legal costs are reflected in SLN's historical operating expenses, included in the unaudited pro forma combined statement of income for the year ended December 31, 1995. The after-tax impact of these legal costs on SLN's net income for the year ended September 30, 1995 was approximately $854,000.

     No adjustments have been made to eliminate either of the above nonrecurring expenses from the unaudited pro forma combined statement of income for the year ended December 31, 1995.